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                                                                     Ex-99.23(j)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Stratton Mutual Funds, Inc, consisting of Stratton Growth Fund, Inc., Stratton Monthly Dividend REIT Shares, Inc. and Stratton Small-Cap Value Fund and to the inclusion of our report dated January 21, 2000 to the Shareholders and Board of Directors of the Stratton Mutual Funds.




                                                            TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 25, 2000